                                                                    Exhibit 8(a)
                               CUSTODIAN AGREEMENT

                            DATED AS OF: MAY 4, 1996

                                     BETWEEN

                                 THE PILOT FUNDS

                                       AND

                             BOATMEN'S TRUST COMPANY

                                TABLE OF CONTENTS

                                                                                                  PAGE
                                                                                                  ----

ARTICLE I - APPOINTMENT OF CUSTODIAN................................................................ 1

ARTICLE II - POWERS AND DUTIES OF CUSTODIAN......................................................... 1
         Section 2.1       Safekeeping.............................................................. 2
         Section 2.2       Manner of Holding Securities............................................. 2
         Section 2.3       Security Purchases....................................................... 2
         Section 2.4       Exchanges of Securities.................................................. 3
         Section 2.5       Sales of Securities...................................................... 3
         Section 2.6       Depositary Receipts...................................................... 4
         Section 2.7       Exercise of Rights; Tender Offers........................................ 4
         Section 2.8       Stock Dividends, Rights, Etc............................................. 4
         Section 2.9       Options.................................................................. 4
         Section 2.10      Futures Contracts........................................................ 5
         Section 2.11      Borrowing................................................................ 5
         Section 2.12      Interest Bearing Deposits................................................ 5
         Section 2.13      Foreign Exchange Transactions............................................ 6
         Section 2.14      Securities Loans......................................................... 7
         Section 2.15      Collections.............................................................. 7
         Section 2.16      Dividends, Distributions and Redemptions................................. 7
         Section 2.17      Proceeds from Shares Sold................................................ 7
         Section 2.18      Proxies, Notices, Etc.................................................... 8
         Section 2.19      Bills and Other Disbursements............................................ 8
         Section 2.20      Nondiscretionary Functions............................................... 8
         Section 2.21      Bank Accounts............................................................ 8
         Section 2.22      Deposit of Fund Assets in Securities Systems............................. 9
         Section 2.23      Other Transfers..........................................................11
         Section 2.24      Establishment of Segregated Account......................................11
         Section 2.25      Custodian's Books and Records............................................11
         Section 2.26      Opinion of Fund's Independent Certified Public Accountants...............12
         Section 2.27      Reports by Independent Certified Public Accountants......................12
         Section 2.28      Overdraft Facility.......................................................12

ARTICLE III - PROPER INSTRUCTIONS, SPECIAL
         INSTRUCTIONS AND RELATED MATTERS...........................................................12
         Section 3.1       Proper Instructions and Special Instructions.............................12
         Section 3.2       Authorized Persons.......................................................13
         Section 3.3       Persons Having Access to Assets of the Portfolios........................14
         Section 3.4       Actions of Custodian Based on Proper Instructions and Special
                  Instructions......................................................................14

                                       (i)

ARTICLE IV - SUBCUSTODIANS..........................................................................14
         Section 4.1       Domestic Subcustodians...................................................14
         Section 4.2       Foreign Subcustodians and Interim Subcustodians..........................15
         Section 4.3       Termination of a Subcustodian............................................15
         Section 4.4       Certification Regarding Foreign Subcustodians............................16

ARTICLE V - STANDARD OF CARE; INDEMNIFICATION.......................................................16
         Section 5.1       Standard of Care.........................................................16
         Section 5.2       Liability of Custodian for Actions of Other Persons......................17
         Section 5.3       Indemnification..........................................................18
         Section 5.4       Fund's Right to Proceed..................................................18

ARTICLE VI - COMPENSATION...........................................................................19

ARTICLE VII - TERMINATION...........................................................................19
         Section 7.1       Termination of Agreement as to the Fund..................................19
         Section 7.2       Termination as to One or More Portfolios.................................20

ARTICLE VIII - DEFINED TERMS........................................................................21

ARTICLE IX - MISCELLANEOUS..........................................................................21
         Section 9.1       Execution of Documents, Etc..............................................21
         Section 9.2       Representative Capacity; Nonrecourse Obligations.........................22
         Section 9.3       Several Obligations of the Fund and the Portfolios.......................22
         Section 9.4       Representations and Warranties...........................................22
         Section 9.5       Entire Agreement.........................................................23
         Section 9.6       Waivers and Amendments...................................................23
         Section 9.7       Interpretation...........................................................23
         Section 9.8       Captions.................................................................23
         Section 9.9       Governing Law............................................................23
         Section 9.10      Notices..................................................................24
         Section 9.11      Assignment...............................................................24
         Section 9.12      Counterparts.............................................................24
         Section 9.13      Confidentiality; Survival of Obligations.................................24


                                      (ii)

                                    APPENDIX

Appendix "A" -        List of  Portfolios


                                      (iii)

                               CUSTODIAN AGREEMENT


         AGREEMENT made as of the 4th day of May, 1996 between The Pilot Funds (the "Fund") and Boatmen's Trust Company (the "Custodian").


                               W I T N E S S E T H

         WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the " 1940 Act");

         WHEREAS, the Fund is organized with more than one series of shares, each of which shall represent an interest in a separate portfolio of cash, securities and other assets (all such existing and additional series now or hereafter listed on Appendix "A" being hereinafter referred to individually, as a "Portfolio," and collectively, as the "Portfolios"); and

         WHEREAS, the Fund desires to appoint the Custodian as custodian on behalf of each of its Portfolios in accordance with the provisions of the 1940 Act, and the rules and regulations thereunder, under the terms and conditions set forth in this Agreement, and the Custodian has agreed so to act as custodian.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:


                      ARTICLE I - APPOINTMENT OF CUSTODIAN

         On behalf of each of its Portfolios, the Fund hereby employs and appoints the Custodian as custodian, subject to the terms and provisions of this Agreement. The Fund shall deliver to the Custodian, or shall cause to be delivered to the Custodian, cash, securities and other assets owned by each of its Portfolios from time to time during the term of this Agreement and shall specify which of its Portfolios such cash, securities and other assets are to be specifically allocated.


                   ARTICLE II - POWERS AND DUTIES OF CUSTODIAN

         As custodian, the Custodian shall have and perform the powers and duties set forth in this Article II. Pursuant to and in accordance with Article IV hereof, the Custodian may appoint one or more Subcustodians (as hereinafter defined) to exercise the powers and perform the duties of the Custodian set forth in this Article II and references to the Custodian in this Article II shall include any Subcustodian so appointed.

         Section 2.1 Safekeeping. The Custodian shall keep safely all cash, securities and other assets of the Fund's Portfolios delivered to the Custodian and, on behalf of such Portfolios, the Custodian shall, from time to time, accept delivery of cash, securities and other assets for safekeeping.

         Section 2.2 Manner of Holding Securities.

              (a) The Custodian shall at all times hold securities of the Fund's Portfolios either: (i) by physical possession of the share certificates or other instruments representing such securities in registered or bearer form; (ii) in book-entry form by a Securities System (as hereinafter defined) in accordance with the provisions of Section 2.22 below; (iii) with respect to securities consisting of shares of a registered open-end investment company, by maintenance of a shareholder account with the transfer agent of such investment company; or
(iv) in such other manner as is provided in Special Instructions.

              (b) The Custodian shall at all times hold registered securities of each Portfolio in the name of the Custodian, the Portfolio or a nominee of either of them, unless specifically directed by Proper Instructions to hold such registered securities in so-called street name; provided that, in any event, all such securities and other assets shall be held in an account of the Custodian containing only assets of a Portfolio, or only assets held by the Custodian as a fiduciary or custodian for customers; and provided further, that the records of the Custodian shall indicate at all times the Portfolio or other customer for which such securities and other assets are held in such account and the respective interests therein.

         Section 2.3 Security Purchases. Upon receipt of Proper Instructions (as hereinafter defined), the Custodian shall pay for and receive securities purchased for the account of a Portfolio, provided that payment shall be made by the Custodian only upon receipt of the securities: (a) by the Custodian; (b) by a clearing corporation of a national securities exchange of which the Custodian is a member; or (c) by a Securities System. Notwithstanding the foregoing, upon receipt of Proper Instructions: (i) in the case of a repurchase agreement, the Custodian may release funds to a Securities System prior to the receipt of advice from the Securities System that the securities underlying such repurchase agreement have been transferred by book-entry into the Account (as hereinafter defined) maintained with such Securities System by the Custodian, provided that the Custodian's instructions to the Securities System require that the Securities System may make payment of such funds to the other party to the repurchase agreement only upon transfer by book-entry of the securities underlying the repurchase agreement into the Account; (ii) in the case of time deposits, call account deposits, currency deposits, and other deposits, foreign exchange transactions, futures contracts or options, pursuant to Sections 2.9, 2.10, 2.12 and 2.13 hereof, the Custodian may make payment therefor before receipt of an advice or confirmation evidencing said deposit or entry into such transaction; (iii) in the case of the purchase of securities, the settlement of which occurs outside of the United States of America, the Custodian may make payment therefor and receive delivery of such securities in accordance with local custom and practice generally accepted by Institutional Clients (as hereinafter defined) in the country in which the settlement occurs, but in all events subject to the standard of care set forth in Article V hereof; and (iv) in the case of the purchase of securities in which, in accordance with standard industry custom and practice generally accepted by Institutional Clients with respect to such securities, the receipt of such securities and the payment therefor take place in different countries, the Custodian may receive delivery of such securities and make payment therefor in accordance with standard industry custom and practice for such securities generally accepted by Institutional Clients, but in all events subject to the standard of care set forth in Article V hereof. For purposes of this Agreement, an "Institutional Client" shall mean a major commercial bank, corporation, insurance company, or substantially similar institution, which, as a substantial part of its business operations, purchases or sells securities and makes use of custodial services.

         Section 2.4 Exchanges of Securities. Upon receipt of Proper Instructions, the Custodian shall exchange securities held by it for the account of a Portfolio for other securities in connection with any reorganization, recapitalization, split-up of shares, change of par value, conversion or other event relating to the securities or the issuer of such securities, and shall deposit any such securities in accordance with the terms of any reorganization or protective plan. The Custodian shall, without receiving Proper Instructions: surrender securities in temporary form for definitive securities; surrender securities for transfer into the name of the Custodian, a Portfolio or a nominee of either of them, as permitted by Section 2.2(b); and surrender securities for a different number of certificates or instruments representing the same number of shares or same principal amount of indebtedness, provided that the securities to be issued will be delivered to the Custodian or a nominee of the Custodian.

         Section 2.5 Sales of Securities. Upon receipt of Proper Instructions, the Custodian shall make delivery of securities which have been sold for the account of a Portfolio, but only against payment therefor in the form of: (a) cash, certified check, bank cashier's check, bank credit, or bank wire transfer;
(b) credit to the account of the Custodian with a clearing corporation of a national securities exchange of which the Custodian is a member; or (c) credit to the Account of the Custodian with a Securities System, in accordance with the provisions of Section 2.22 hereof. Notwithstanding the foregoing: (i) in the case of the sale of securities, the settlement of which occurs outside of the United States of America, such securities shall be delivered and paid for in accordance with local custom and practice generally accepted by Institutional Clients in the country in which the settlement occurs; (ii) in the case of the sale of securities in which, in accordance with standard industry custom and practice generally accepted by Institutional Clients with respect to such securities, the delivery of such securities and receipt of payment therefor take place in different countries, the Custodian may deliver such securities and receive payment therefor in accordance with standard industry custom and practice for such securities generally accepted by Institutional Clients; and
(iii) in the case of securities held in physical form, such securities shall be delivered and paid for in accordance with "street delivery custom" to a broker or its clearing agent, it being understood that the Custodian shall not be responsible for the selection of or the failure or inability to perform of such broker or its clearing agent.

         Section 2.6 Depositary Receipts. Upon receipt of Proper Instructions, the Custodian shall surrender securities to the depositary used for such securities by an issuer of American Depositary Receipts or International Depositary Receipts (hereinafter referred to, collectively, as "ADRs"), against a written receipt therefor adequately describing such securities and written evidence satisfactory to the Custodian that the depositary has acknowledged receipt of instructions to issue ADRs with respect to such securities in the name of the Custodian or a nominee of the Custodian, for delivery to the Custodian at such place as the Custodian may from time to time designate. Upon receipt of Proper Instructions, the Custodian shall surrender ADRs to the issuer thereof, against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the Custodian that the issuer of the ADRs has acknowledged receipt of instructions to cause its depositary to deliver the securities underlying such ADRs to the Custodian.

         Section 2.7 Exercise of Rights; Tender Offers. Upon receipt of Proper Instructions, the Custodian shall: (a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to the agent of such issuer or trustee, for the purpose of exercise or sale, provided that the new securities, cash or other assets, if any, acquired as a result of such actions are to be delivered to the Custodian; and (b) deposit securities upon invitations for tenders thereof, provided that the consideration for such securities is to be paid or delivered to the Custodian, or the tendered securities are to be returned to the Custodian. Notwithstanding any provision of this Agreement to the contrary, the Custodian shall take all necessary action, unless otherwise directed to the contrary in Proper Instructions, to comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership, and shall promptly notify the Fund of such action in writing by facsimile transmission or in such other manner as the Fund and the Custodian may agree in writing.

         Section 2.8 Stock Dividends, Rights, Etc. The Custodian shall receive and collect all stock dividends, rights and other items of like nature and, upon receipt of Proper Instructions, take action with respect to the same as directed in such Proper Instructions.

         Section 2.9 Options. Upon receipt of Proper Instructions and in accordance with the provisions of any agreement between the Custodian, any registered broker-dealer and, if necessary, the Fund on behalf of any applicable Portfolio relating to compliance with the rules of the Options Clearing Corporation or of any registered national securities exchange or similar organization(s), the Custodian shall: (a) receive and retain confirmations or other documents, if any, evidencing the purchase or writing of an option on a security or securities index by the applicable Portfolio; (b) deposit and maintain in a segregated account, securities (either physically or by book-entry in a Securities System), cash or other assets; and (c) pay, release and/or transfer such securities, cash or other assets in accordance with notices or other communications evidencing the expiration, termination or exercise of such options furnished by the Options Clearing Corporation, the securities or options exchange on which such options are traded, or such other organization as may be responsible for handling such option transactions. The Fund, on behalf of its Portfolios, and the broker-dealer shall be responsible for the sufficiency of assets held in any segregated account established in compliance with applicable margin maintenance requirements and the performance of other terms of any option contract.

         Section 2.10 Futures Contracts. Upon receipt of Proper Instructions, or pursuant to the provisions of any futures margin procedural agreement among the Fund, on behalf of any applicable Portfolio, the Custodian and any futures commission merchant (a "Procedural Agreement"), the Custodian shall: (a) receive and retain confirmations, if any, evidencing the purchase or sale of a futures contract or an option on a futures contract by the applicable Portfolio; (b) deposit and maintain in a segregated account, cash, securities and other assets designated as initial, maintenance or variation "margin" deposits intended to secure the applicable Portfolio's performance of its obligations under any futures contracts purchased or sold or any options on futures contracts written by the Portfolio, in accordance with the provisions of any Procedural Agreement designed to comply with the rules of the Commodity Futures Trading Commission and/or any commodity exchange or contract market (such as the Chicago Board of Trade), or any similar organization(s), regarding such margin deposits; and (c) release assets from and/or transfer assets into such margin accounts only in accordance with any such Procedural Agreements. The Fund, on behalf of its applicable Portfolios, and such futures commission merchant shall be responsible for the sufficiency of assets held in the segregated account in compliance with applicable margin maintenance requirements and the performance of any futures contract or option on a futures contract in accordance with its terms.

         Section 2.11 Borrowing. Upon receipt of Proper Instructions, the Custodian shall deliver securities of a Portfolio to lenders or their agents, or otherwise establish a segregated account as agreed to by the Fund on behalf of such Portfolio and the Custodian, as collateral for borrowings effected by such Portfolio, provided that such borrowed money is payable by the lender (a) to or upon the Custodian's order, as Custodian for such Portfolio, and (b) concurrently with delivery of such securities.

         Section 2.12 Interest Bearing Deposits. Upon receipt of Proper Instructions directing the Custodian to purchase interest bearing fixed term and call deposits (hereinafter referred to collectively, as "Interest Bearing Deposits") for the account of a Portfolio, the Custodian shall purchase such Interest Bearing Deposits in the name of the Portfolio with such banks or trust companies (including the Custodian, any Subcustodian or any subsidiary or affiliate of the Custodian) (hereinafter referred to as "Banking Institutions") and in such amounts as the Fund may direct pursuant to Proper Instructions. Such Interest Bearing Deposits may be denominated in U.S. Dollars or other currencies, as the Fund on behalf of its Portfolio may determine and direct pursuant to Proper Instructions. The Custodian shall include in its records with respect to the assets of each Portfolio appropriate notation as to the amount and currency of each such Interest Bearing Bank Deposit, the accepting Banking Institution and all other appropriate details, and shall retain such forms of advice or receipt evidencing such account, if any, as may be forwarded to the Custodian by the Banking Institution. The responsibilities of the Custodian to the Fund for Interest Bearing Deposits accepted on the Custodian's books in the United States on behalf of the Fund's Portfolios shall be that of a U.S. bank for a similar deposit. With respect to Interest

Bearing Deposits other than those accepted on the Custodian's books, (a) the Custodian shall be responsible for the collection of income as set forth in
Section 2.15 and the transmission of cash and instructions to and from such accounts; and (b) the Custodian shall have no duty with respect to the selection of the Banking Institution or, so long as the Custodian acts in accordance with Proper Instructions, for the failure of such Banking Institution to pay upon demand. Upon receipt of Proper Instructions, the Custodian shall take such reasonable actions as the Fund deems necessary or appropriate to cause each such Interest Bearing Deposit Account to be insured to the maximum extent possible by all applicable deposit insurers including, without limitation, the Federal Deposit Insurance Corporation.

         Section 2.13 Foreign Exchange Transactions.

                  (a) Foreign Exchange Transactions Other Than as Principal. Upon receipt of Proper Instructions, the Custodian shall settle foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a Portfolio with such currency brokers or Banking Institutions as the Fund may determine and direct pursuant to Proper Instructions. The Custodian shall be responsible for the transmission of cash and instructions to and from the currency broker or Banking Institution with which the contract or option is made, the safekeeping of all certificates and other documents and agreements evidencing or relating to such foreign exchange transactions and the maintenance of proper records as set forth in
Section 2.25. The Custodian shall have no duty with respect to the selection of the currency brokers or Banking Institutions with which the Fund deals on behalf of its Portfolios or, so long as the Custodian acts in accordance with Proper Instructions, for the failure of such brokers or Banking Institutions to comply with the terms of any contract or option.

                  (b) Foreign Exchange Contracts as Principal. The Custodian shall not be obligated to enter into foreign exchange transactions as principal. However, if the Custodian has made available to the Fund its services as a principal in foreign exchange transactions, upon receipt of Proper Instructions, the Custodian shall enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a Portfolio of the Fund with the Custodian as principal. The Custodian shall be responsible for the selection of the currency brokers or Banking Institutions and the failure of such currency brokers or Banking Institutions to comply with the terms of any contract or option.

                  (c) Payments. Notwithstanding anything to the contrary contained herein, upon receipt of Proper Instructions the Custodian may, in connection with a foreign exchange contract, make free outgoing payments of cash in the form of U.S. Dollars or foreign currency prior to receipt of confirmation of such foreign exchange contract or confirmation that the countervalue currency completing such contract has been delivered or received.

         Section 2.14 Securities Loans. Upon receipt of Proper Instructions, the Custodian shall, in connection with loans of securities by a Portfolio, deliver securities of such Portfolio to the borrower thereof prior to receipt of the collateral, if any, for such borrowing; provided that, in cases of loans of securities secured by cash collateral, the Custodian's instructions to the Securities System shall require that the Securities System deliver the securities of the Portfolio to the borrower thereof only upon receipt of the collateral for such borrowing.

         Section 2.15 Collections. The Custodian shall, and shall cause any Subcustodian to: (a) collect amounts due and payable to the Fund with respect to portfolio securities and other assets of each of the Fund's Portfolios; (b) promptly credit to the account of each applicable Portfolio all income and other payments relating to portfolio securities and other assets held by the Custodian hereunder upon Custodian's receipt of such income or payments or as otherwise agreed in writing by the Custodian and the Fund; (c) promptly endorse and deliver any instruments required to effect such collections; (d) promptly execute ownership and other certificates and affidavits for all federal, state and foreign tax purposes in connection with receipt of income, capital gains or other payments with respect to portfolio securities and other assets of each applicable Portfolio, or in connection with the purchase, sale or transfer of such securities or other assets; and (e) promptly file any certificates or other affidavits for the refund or reclaim of foreign taxes paid, and promptly notify the Fund of any changes to law, interpretative rulings or procedures regarding such reclaims, and otherwise use all available measures customarily used to minimize the imposition of foreign taxes at source, and promptly inform the Fund of alternative means of minimizing such taxes of which the Custodian shall become aware (or with the exercise of reasonable care should have become aware); provided, however, that with respect to portfolio securities registered in so-called "street name", the Custodian shall use its best efforts to collect amounts due and payable to the Fund with respect to its Portfolios. The Custodian shall promptly notify the Fund in writing by facsimile transmission or in such other manner as the Fund and the Custodian may agree in writing if any amount payable with respect to portfolio securities or other assets of the Portfolios of the Fund is not received by the Custodian when due. The Custodian shall not be responsible for the collection of amounts due and payable with respect to portfolio securities or other assets that are in default.

         Section 2.16 Dividends, Distributions and Redemptions. The Custodian shall promptly release funds or securities: (a) upon receipt of Proper Instructions, to one or more Distribution Accounts designated by the Fund in such Proper Instructions; or (b) upon receipt of Special Instructions, as otherwise directed by the Fund, for the purpose of the payment of dividends or other distributions to shareholders of each applicable Portfolio, and payment to shareholders who have requested repurchase or redemption of their shares of the Portfolio(s) (collectively, the "Shares"). For purposes of this Agreement, a "Distribution Account" shall mean an account established at a Banking Institution designated by the Fund on behalf of one or more of its Portfolios in Special Instructions.

         Section 2.17 Proceeds from Shares Sold. The Custodian shall receive funds representing cash payments received for Shares issued or sold from time to time by the Fund, and shall promptly credit such funds to the account(s) of the applicable Portfolio(s). The Custodian shall promptly notify the Fund of Custodian's receipt of cash in payment for Shares issued by the Fund by facsimile transmission or in such other manner as the Fund and Custodian may agree in writing. Upon receipt of Proper Instructions, the Custodian shall: (a) deliver all federal funds received by the Custodian in payment for Shares in payment for such investments as may be set forth in such Proper Instructions and at a time agreed upon between the Custodian and the Fund; and (b) make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian, in the amount of checks received in payment for Shares which are deposited to the accounts of each applicable Portfolio.

         Section 2.18 Proxies, Notices, Etc. The Custodian shall deliver to the Fund, in the most expeditious manner practicable, all forms of proxies, all notices of meetings, and any other notices or announcements affecting or relating to securities owned by the Portfolios that are received by the Custodian, any Subcustodian, or any nominee of either of them, and, upon receipt of Proper Instructions, the Custodian shall execute and deliver, or cause such Subcustodian or nominee to execute and deliver, such proxies or other authorizations as may be required. Except as directed pursuant to Proper Instructions, neither the Custodian nor any Subcustodian or nominee shall vote upon any such securities, or execute any proxy to vote thereon, or give any consent or take any other action with respect thereto.

         Section 2.19 Bills and Other Disbursements. Upon receipt of Proper Instructions, the Custodian shall promptly pay or cause to be paid, all bills, statements, or other obligations of each Portfolio.

         Section 2.20 Nondiscretionary Functions. The Custodian shall attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer or other dealings with securities or other assets of each Portfolio held by the Custodian, except as otherwise directed from time to time pursuant to Proper Instructions.

         Section 2.21 Bank Accounts.

                  (a) Accounts with the Custodian and any Subcustodians. The Custodian may open and operate a bank account or accounts (hereinafter referred to collectively, as "Bank Accounts") on the books of the Custodian or any Subcustodian provided that such account(s) shall be in the name of the Custodian or a nominee of the Custodian, for the account of a Portfolio, and shall be subject only to the draft or order of the Custodian; provided however, that such Bank Accounts in countries other than the United States may be held in an account of the Custodian containing only assets held by the Custodian as a fiduciary or custodian for customers, and provided further, that the records of the Custodian shall indicate at all times the Portfolio or other customer for which such securities and other assets are held in such account and the respective interests therein. Such Bank Accounts may be denominated in either U.S. Dollars or other currencies. The responsibilities of the Custodian to the Fund for deposits accepted on the Custodian's books in the United States shall be that of a U.S. bank for a similar deposit. The responsibilities of the Custodian to the Fund for deposits accepted on any Subcustodian's books shall be governed by the provisions of Section 5.2.

                  (b) Accounts With Other Banking Institutions. The Custodian may open and operate Bank Accounts on behalf of a Portfolio, in the name of the Custodian or a nominee of the Custodian, at a Banking Institution other than the Custodian or any Subcustodian, provided that such account(s) shall be in the name of the Custodian or a nominee of the Custodian, for the account of a Portfolio, and shall be subject only to the draft or order of the Custodian; provided however, that such Bank Accounts may be held in an account of the Custodian containing only assets held by the Custodian as a fiduciary or custodian for customers, and provided further, that the records of the Custodian shall indicate at all times the Portfolio or other customer for which such securities and other assets are held in such account and the respective interests therein. Such Bank Accounts may be denominated in either U.S. Dollars or other currencies. Subject to the provisions of Section 5.1 (a), the Custodian shall be responsible for the selection of the Banking Institution and for the failure of such Banking Institution to pay according to the terms of the deposit.

                  (c) Deposit Insurance. Upon receipt of Proper Instructions, the Custodian shall take such reasonable actions as the Fund deems necessary or appropriate to cause each deposit account established by the Custodian pursuant to this Section 2.21 to be insured to the maximum extent possible by all applicable deposit insurers including, without limitation, the Federal Deposit Insurance Corporation.

         Section 2.22 Deposit of Fund Assets in Securities Systems. The Custodian may deposit and/or maintain domestic securities owned by a Portfolio in: (a) The Depository Trust Company; (b) the Participants' Trust Company; (c) any book-entry system as provided in (i) Subpart 0 of Treasury Circular No. 300, 31 CFR 306.115, (ii) Subpart B of Treasury Circular Public Debt Series No. 27-76, 31 CFR 350.2, or (iii) the book-entry regulations of federal agencies substantially in the form of 31 CFR 306.115; or (d) any other domestic clearing agency registered with the Securities and Exchange Commission ("SEC") under
Section 17A of the Securities Exchange Act of 1934 (or as may otherwise be authorized by the Securities and Exchange Commission to serve in the capacity of depository or clearing agent for the securities or other assets of investment companies) which acts as a securities depository and the use of which the Fund has previously approved by Special Instructions (as hereinafter defined) (each of the foregoing being referred to in this Agreement as a "Securities System"). Use of a Securities System shall be in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

                        (i) The Custodian may deposit and/or maintain securities held hereunder in a Securities System, provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which Account shall not contain any assets of the Custodian other than assets held as a fiduciary, custodian, or otherwise for customers and shall be so designated on the books and records of the Securities System.

                        (ii) The Securities System shall be obligated to
                  comply with the Custodian's directions with respect to the securities held in such Account and shall not be entitled to a lien against the assets in such Account for extensions of credit to the Custodian other than for payment of the purchase price of such assets.

                           (iii) The Fund hereby designates the Custodian as the party in whose name any securities deposited by the Custodian in the Account are to be registered.

                           (iv) The books and records of the Custodian shall at all times identify those securities belonging to each Portfolio which are maintained in a Securities System.

                           (v)   The Custodian shall pay for securities
         purchased for the account of a Portfolio only upon (w) receipt of advice from the Securities System that such securities have been transferred to the Account of the Custodian, and (x) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Portfolio. The Custodian shall transfer securities sold for the account of a Portfolio only upon (y) receipt of advice from the Securities System that payment for such securities has been transferred to the Account of the Custodian, and
         (z) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of such Portfolio. Copies of all advices from the Securities System relating to transfers of securities for the account of a Portfolio shall identify such Portfolio and shall be maintained for such Portfolio by the Custodian. The Custodian shall deliver to the Fund on the next succeeding business day daily transaction reports which shall include each day's transactions in the Securities System for the account of each applicable Portfolio. Such transaction reports shall be delivered to the Fund or any agent designated by the Fund pursuant to Proper Instructions, by computer or in such other manner as the Fund and the Custodian may agree in writing.

                           (vi) The Custodian shall, if requested by the Fund pursuant to Proper Instructions, provide the Fund with all reports obtained by the Custodian or any Subcustodian with respect to a Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

                           (vii) Upon receipt of Special Instructions, the Custodian shall terminate the use of any Securities System (except the federal book-entry system) on behalf of any Portfolio as promptly as practicable and shall take all actions reasonably practicable to safeguard the securities of any Portfolio maintained with such Securities System.

         Section 2.23 Other Transfers. Upon receipt of Special Instructions, the Custodian shall make such other dispositions of securities, funds or other property of a Portfolio in a manner or for purposes other than as expressly set forth in this Agreement, provided that the Special Instructions relating to such disposition shall include a statement of the purpose for which the delivery is to be made, the amount of funds and/or securities to be delivered, and the name of the person or persons to whom delivery is to be made, and shall otherwise comply with the provisions of Sections 3.1 and 3.3 hereof.

         Section 2.24 Establishment of Segregated Account. Upon receipt of Proper Instructions, the Custodian shall establish and maintain on its books a segregated account or accounts for and on behalf of a Portfolio, into which account or accounts may be transferred cash and/or securities or other assets of such Portfolio, including securities maintained by the Custodian in a Securities System pursuant to Section 2.22 hereof, said account or accounts to be maintained: (a) for the purposes set forth in Sections 2.9, 2.10 and 2.11 hereof, (b) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies; or (c) for such other purposes as set forth, from time to time, in Special Instructions.

         Section 2.25 Custodian's Books and Records. The Custodian shall provide any assistance reasonably requested by the Fund in the preparation of reports to the Fund's shareholders and others, audits of accounts, and other ministerial matters of like nature. The Custodian shall maintain complete and accurate records with respect to securities and other assets held for the accounts of each Portfolio as required by the rules and regulations of the SEC applicable to investment companies registered under the 1940 Act, including: (a) journals or other records of original entry containing a detailed and itemized daily record of all receipts and deliveries of securities (including certificate and transaction identification numbers, if any), and all receipts and disbursements of cash; (b) ledgers or other records reflecting (i) securities in transfer,
(ii) securities in physical possession, (iii) securities borrowed, loaned or collateralizing obligations of each Portfolio, (iv) monies borrowed and monies loaned (together with a record of the collateral therefor and substitutions of such collateral), (v) dividends and interest received, (vi) the amount of tax withheld by any person in respect of any collection by the Custodian or any Subcustodian, and (vii) the amount of reclaims or refunds for foreign taxes paid; and (c) cancelled checks and bank records related thereto. The Custodian shall keep such other books and records of the Fund as the Fund shall reasonably request. All such books and records maintained by the Custodian shall be maintained in a form acceptable to the Fund and in compliance with the rules and regulations of the SEC, including, but not limited to, books and records required to be maintained by Section 31 (a) of the 1940 Act and the rules and regulations from time to time adopted thereunder. All books and records maintained by the Custodian pursuant to this Agreement shall at all times be the property of the Fund and shall be available during normal business hours for inspection and use by the Fund and its agents, including, without limitation, its independent certified public accountants. Notwithstanding the preceding sentence, the Fund shall not take any actions or cause the Custodian to take any actions which would cause, either directly or indirectly, the Custodian to violate any applicable laws, regulations or orders.

         Section 2.26 Opinion of Fund's Independent Certified Public Accountants. The Custodian shall take all reasonable action as the Fund may request to obtain from year to year favorable opinions from the Fund's independent certified public accountants with respect to the Custodian's activities hereunder in connection with the preparation of the Fund's Form N-IA and the Fund's Form N-SAR or other periodic reports to the SEC and with respect to any other requirements of the SEC.

         Section 2.27 Reports by Independent Certified Public Accountants. At the request of the Fund, the Custodian shall deliver to the Fund a written report prepared by the Custodian's independent certified public accountants with respect to the services provided by the Custodian under this Agreement, including, without limitation, the Custodian's accounting system, internal accounting control and procedures for safeguarding cash, securities and other assets, including cash, securities and other assets deposited and/or maintained in a Securities System or with a Subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by the Fund and as may reasonably be obtained by the Custodian.

         Section 2.28 Overdraft Facility. In the event that the Custodian is directed by Proper Instructions to make any payment or transfer of funds on behalf of a Portfolio for which there would be, at the close of business on the date of such payment or transfer, insufficient funds held by the Custodian on behalf of such Portfolio, the Custodian may, in its discretion, provide an overdraft (an "Overdraft") to the Fund on behalf of such Portfolio, in an amount sufficient to allow the completion of such payment. Any Overdraft provided hereunder: (a) shall be payable on the next Business Day, unless otherwise agreed by the Fund and the Custodian; and (b) shall accrue interest from the date of the Overdraft to the date of payment in full by the Fund on behalf of the applicable Portfolio at a rate agreed upon in writing, from time to time, by the Custodian and the Fund. The Custodian and the Fund acknowledge that the purpose of such Overdrafts is to temporarily finance the purchase or sale of securities for prompt delivery in accordance with the terms hereof, or to meet emergency expenses not reasonably foreseeable by the Fund. The Custodian shall promptly notify the Fund in writing (an "Overdraft Notice") of any Overdraft by facsimile transmission or in such other manner as the Fund and the Custodian may agree in writing.


                   ARTICLE III - PROPER INSTRUCTIONS, SPECIAL
                        INSTRUCTIONS AND RELATED MATTERS

         Section 3.1 Proper Instructions and Special Instructions.

                 (a) Proper Instructions. As used herein, the term "Proper Instructions" shall mean: (i) a tested telex, a written (including, without limitation, facsimile transmission) request, direction, instruction or certification signed or initialed by or on behalf of the Fund by one or more Authorized Persons (as hereinafter defined); (ii) a telephonic or other oral communication by one or more Authorized Persons; or (iii) a communication effected directly between an electromechanical or electronic device or system (including, without limitation, computers) by or on behalf of the Fund by one or more Authorized Persons; provided, however, that communications of the types described in clauses (ii) and (iii) above purporting to be given by an Authorized Person shall be considered Proper Instructions only if the Custodian believes in good faith that such communications were given by an Authorized Person with respect to the transaction involved. Proper Instructions in the form of oral communications shall be confirmed by the Fund by tested telex or in writing in the manner set forth in clause (i) above, but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral instructions prior to the Custodian's receipt of such confirmation. The Fund and the Custodian are hereby authorized to record any and all telephonic or other oral instructions communicated to the Custodian. Proper Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.

                  (b) Special Instructions. As used herein, the term "Special Instructions" shall mean Proper Instructions countersigned or confirmed in writing by the Treasurer or any Assistant Treasurer of the Fund or any other person designated by the Treasurer of the Fund in writing, which countersignature or confirmation shall be (i) included on the same instrument containing the Proper Instructions or on a separate instrument relating thereto, and (ii) delivered by hand, by facsimile transmission, or in such other manner as the Fund and the Custodian agree in writing.

                  (c) Address for Proper Instructions and Special Instructions. Proper Instructions and Special Instructions shall be delivered to the Custodian at the address and/or telephone, telecopy or telex number agreed upon from time to time by the Custodian and the Fund.

         Section 3.2 Authorized Persons. Concurrently with the execution of this Agreement and from time to time thereafter, as appropriate, the Fund shall deliver to the Custodian, duly certified as appropriate by a Treasurer or Assistant Treasurer of the Fund, a certificate setting forth: (a) the names, titles, signatures and scope of authority of all persons authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund (collectively, the "Authorized Persons" and individually, an "Authorized Person"); and (b) the names, titles and signatures of those persons authorized to issue Special Instructions. Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Custodian of a similar certificate to the contrary. Upon delivery of a certificate which deletes the name(s) of a person previously authorized by the Fund to give Proper Instructions or to issue Special Instructions, such persons shall no longer be considered an Authorized Person or authorized to issue Special Instructions for the Fund.

         Section 3.3 Persons Having Access to Assets of the Portfolios. Notwithstanding anything to the contrary contained in this Agreement, no Authorized Person, Trustee, officer, employee or agent of the Fund shall have physical access to the assets of any Portfolio of the Fund held by the Custodian nor shall the Custodian deliver any assets of a Portfolio for delivery to an account of such person; provided, however, that nothing in this Section 3.3 shall prohibit (a) any Authorized Person from giving Proper Instructions, or any person authorized to issue Special Instructions from issuing Special Instructions, so long as such action does not result in delivery of or access to assets of any Portfolio prohibited by this Section 3.3; or (b) the Fund's independent certified public accountants from examining or reviewing the assets of the Portfolios of the Fund held by the Custodian. The Fund shall deliver to the Custodian a written certificate identifying such Authorized Persons, Trustees, officers, employees and agents of the Fund.

         Section 3.4 Actions of Custodian Based on Proper Instructions and Special Instructions. So long as and to the extent that the Custodian acts in accordance with (a) Proper Instructions or Special Instructions, as the case may be, and (b) the terms of this Agreement, the Custodian shall not be responsible for the title, validity or genuineness of any property, or evidence of title thereof, received by it or delivered by it pursuant to this Agreement.


                           ARTICLE IV - SUBCUSTODIANS

         The Custodian may, from time to time, in accordance with the relevant provisions of this Article IV, appoint one or more Domestic Subcustodians, Foreign Subcustodians or Interim Subcustodians to act on behalf of a Portfolio. (For purposes of this Agreement, all duly appointed Domestic Subcustodians, Interim Subcustodians and Foreign Subcustodians, are hereinafter referred to collectively, as "Subcustodians.")

         Section 4.1 Domestic Subcustodians. The Custodian may, at any time and from time to time, appoint any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of one or more Portfolios as a subcustodian for purposes of holding cash, securities and other assets of such Portfolios and performing other functions of the Custodian within the United States (a "Domestic Subcustodian"); provided, that, the Custodian shall notify the Fund in writing of the identity and qualifications of any proposed Domestic Subcustodian at least thirty (30) days prior to appointment of such Domestic Subcustodian, and the Fund may, in its sole discretion, by written notice to the Custodian executed by an Authorized Person disapprove of the appointment of such Domestic Subcustodian. If, following notice by the Custodian to the Fund regarding appointment of a Domestic Subcustodian and the expiration of thirty (30) days after the date of such notice, the Fund shall have failed to notify the Custodian of its disapproval thereof, the Custodian may, in its discretion, appoint such proposed Domestic Subcustodian as its subcustodian.

         Section 4.2  Foreign Subcustodians and Interim Subcustodians.

                (a) Foreign Subcustodians. The Custodian or a Domestic Subcustodian may, at any time and from time to time, appoint: (i) any bank, trust company or other entity meeting the requirements of an "eligible foreign custodian" under Section 17(f) of the 1940 Act and the rules and regulations thereunder or by order of the Securities and Exchange Commission exempted therefrom, or (ii) any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder to act on behalf of one or more Portfolios as a subcustodian for purposes of holding cash, securities and other assets of such Portfolios and performing other functions of the Custodian in countries other than the United States of America (a "Foreign Subcustodian"); provided, that, prior to the appointment of any Foreign Subcustodian, the Custodian or the Domestic Subcustodian shall have obtained written confirmation of the approval of the Board of Trustees of the Fund on behalf of its applicable Portfolio(s) (which approval may be withheld in the sole discretion of such Board of Trustees) with respect to (i) the identity and qualifications of any proposed Foreign Subcustodian, (ii) the country or countries in which, and the securities depositories or clearing agencies, if any, through which, any proposed Foreign Subcustodian is authorized to hold securities and other assets of the applicable Portfolio(s), and (iii) the form and terms of the subcustodian agreement to be entered into between such proposed Foreign Subcustodian and the Custodian or Domestic Subcustodian. The Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment by one of its Portfolios which is to be held in a country in which no Foreign Subcustodian is authorized to act, in order that there shall be sufficient time for the Custodian or Domestic Subcustodian to effect the appropriate arrangements with a proposed foreign subcustodian, including obtaining approval as provided in this Section 4.2(a). Neither the Custodian nor the Domestic Subcustodian shall amend any subcustodian agreement entered into with a Foreign Subcustodian, or agree to change or permit any changes thereunder, or waive any rights under such agreement, which materially affect a Fund's rights or the Foreign Subcustodian's obligations or duties to a Fund under such agreement, except upon prior approval of the Fund pursuant to Special Instructions.

                  (b) Interim Subcustodians. Notwithstanding the foregoing, in the event that a Portfolio shall invest in a security or other asset to be held in a country in which no Foreign Subcustodian is authorized to act, the Custodian shall promptly notify the Fund in writing by facsimile transmission or in such other manner as the Fund and Custodian shall agree in writing of the unavailability of an approved Foreign Subcustodian in such country; and the Custodian shall, upon receipt of Special Instructions, appoint any Person designated by the Fund in such Special Instructions to hold such security or other asset. (Any Person appointed as a subcustodian pursuant to this Section 4.2(b) is hereinafter referred to as an "Interim Subcustodian.")

         Section 4.3 Termination of a Subcustodian. The Custodian shall (i) cause each Domestic Subcustodian and Foreign Subcustodian to, and (ii) use reasonable efforts to cause each Interim Subcustodian to, perform all of its obligations in accordance with the terms and conditions of the subcustodian agreement between the Custodian and such Domestic Subcustodian or Interim Subcustodian. In the event that the Custodian is unable to cause such Subcustodian to fully perform its obligations thereunder, the Custodian shall forthwith, upon the receipt of Special Instructions, terminate such Subcustodian and, if necessary or desirable, appoint a replacement Subcustodian in accordance with the provisions of Section 4.1, Section 4.2 or Section 4.3, as the case may be. In addition to the foregoing, the Custodian (A) may, at any time in its discretion, upon written notification to the Fund, terminate any Domestic Subcustodian, Foreign Subcustodian or Interim Subcustodian, and (B) shall, upon receipt of Special Instructions, terminate any Subcustodian, in accordance with the termination provisions under the applicable subcustodian agreement.

         Section 4.4 Certification Regarding Foreign Subcustodians. Upon request of the Fund, the Custodian shall deliver to the Fund a certificate stating: (i) the identity of each Foreign Subcustodian then acting on behalf of the Custodian for the Fund and its Portfolios; (ii) the countries in which and the securities depositories and clearing agents through which each such Foreign Subcustodian is then holding cash, securities and other assets of any Portfolio of the Fund; and (iii) such other information as may be requested by the Fund to ensure compliance with Rule 17f-5 under the 1940 Act.


                  ARTICLE V - STANDARD OF CARE; INDEMNIFICATION

         Section 5.1  Standard of Care.

                  (a) General Standard of Care. The Custodian shall exercise reasonable care and diligence in carrying out all of its duties and obligations under this Agreement, and shall be liable to the Fund for all loss, damage and expense suffered or incurred by the Fund or its Portfolios resulting from the failure of the Custodian to exercise such reasonable care and diligence. Notwithstanding the foregoing, under no circumstances shall the Custodian be liable to the Fund or its Portfolios for consequential, special or incidental damages.

                  (b) Actions Prohibited by Applicable Law, Etc. In no event shall the Custodian incur liability hereunder if the Custodian or any Subcustodian or Securities System, or any subcustodian, securities depository or securities system utilized by any such Subcustodian, or any nominee of the Custodian or any Subcustodian (individually, a "Person") is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of:
(i) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction; or (ii) any act of God or war or other similar circumstance beyond the control of the Custodian.

                  (c) Advice of Counsel. The Custodian shall be entitled to receive and act upon advice of counsel on all matters. The Custodian shall be without liability for any action reasonably taken or omitted in good faith pursuant to the advice of (i) counsel for the Fund or Trustees of the Fund, or
(ii) at the expense of the Custodian, such other counsel as the Fund and the Custodian may agree upon; provided, however, with respect to the performance of any action or omission of any action upon such advice, the Custodian shall be required to conform to the standard of care set forth in Section 5.1 (a).

                  (d) Liability for Past Records. The Custodian shall have no liability in respect of any loss, damage or expense suffered by the Fund, insofar as such loss, damage or expense arises from the performance of the Custodian's duties hereunder by reason of the Custodian's reliance upon records that were maintained for the Fund by entities other than the Custodian prior to the Custodian's appointment as custodian for the Fund.

         Section 5.2  Liability of Custodian for Actions of Other Persons.

                  (a) Domestic Subcustodians and Foreign Subcustodians. Notwithstanding the provisions of Section 5.1 to the contrary, the Custodian shall have no more responsibility or liability to the Fund for any loss, damage or expense suffered or incurred by the Fund or any of its Portfolios resulting from the actions or omissions of a Domestic Subcustodian or Foreign Subcustodian than any such Domestic Subcustodian or Foreign Subcustodian has to the Custodian.

                  (b) Interim Subcustodians. Notwithstanding the provisions of
Section 5.1 to the contrary, the Custodian shall not be liable to the Fund for any loss, damage or expense suffered or incurred by the Fund or any of its Portfolios resulting from the actions or omissions of an Interim Subcustodian unless such loss, damage or expense is caused by, or results from, the negligence, misfeasance or misconduct of the Custodian; provided, however, in the event of any such loss, damage or expense, the Custodian shall take all reasonable steps to enforce such rights as it may have against such Interim Subcustodian to protect the interests of the Fund and the Portfolios.

                  (c) Securities Systems. Notwithstanding the provisions of
Section 5.1 to the contrary, the Custodian shall not be liable to a Fund for any loss, damage or expense suffered or incurred by the Fund or any of its Portfolios resulting from the use by the Custodian of a Securities System, unless such loss, damage or expense is caused by, or results from, the negligence, misfeasance or misconduct of the Custodian; provided, however, that in the event of any such loss, damage or expense, the Custodian shall take all reasonable steps to enforce such rights as it may have against the Securities System to protect the interests of the Fund and the Portfolios.

                  (d) Reimbursement of Expenses. The Fund agrees to reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian on behalf of the Fund in connection with the fulfillment of its obligations under this Section 5.2; provided, however, that such reimbursement shall not apply to expenses occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian.

         Section 5.3  Indemnification.

                  (a) Indemnification Obligations. Subject to the limitations set forth in this Agreement, the Fund agrees to indemnify and hold harmless the Custodian and its nominees from all loss, damage and expense (including reasonable attorneys' fees) suffered or incurred by the Custodian or its nominee caused by or arising from actions taken by the Custodian on behalf of the Fund in the performance of its duties and obligations under this Agreement; provided, however, that such indemnity shall not apply to loss, damage and expense occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian or its nominee. In addition, the Fund agrees to indemnify any Person against any liability incurred by reason of taxes assessed to such Person, or other loss, damage or expenses incurred by such Person, resulting from the fact that securities and other property of the Fund's Portfolios are registered in the name of such Person; provided, however, that in no event shall such indemnification be applicable to income, franchise or similar taxes which may be imposed or assessed against any Person.

                  (b) Notice of Litigation, Right to Prosecute, Etc. Any Person entitled to indemnification under Section 5.3(a) hereof shall promptly notify the Fund in writing of the commencement of any litigation or proceeding brought against such Person in respect of which indemnity may be sought under this
Section 5.3; provided, however, that the failure to so notify the Fund promptly will not relieve the Fund from any liability except to the extent that the Fund shall have been prejudiced as a result of such failure. With respect to claims in such litigation or proceedings for which indemnity by the Fund may be sought and subject to applicable law and the ruling of any court of competent jurisdiction, the Fund shall be entitled to participate in any such litigation or proceeding and, after written notice from the Fund to any Person, the Fund may assume the defense of such litigation or proceeding with counsel of its choice at its own expense in respect of that portion of the litigation for which the Fund may be subject to an indemnification obligation; provided, however, a Person shall be entitled to participate in (but not control) at its own cost and expense, the defense of any such litigation or proceeding if the Fund has not acknowledged in writing its obligation to indemnify the Person with respect to such litigation or proceeding. If the Fund is not permitted to participate or control such litigation or proceeding under applicable law or by a ruling of a court of competent jurisdiction, such Person shall reasonably prosecute such litigation or proceeding. A Person shall not consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding without providing the Fund with adequate notice of any such settlement or judgment, and without the Fund's prior written consent. All Persons shall submit written evidence to the Fund with respect to any cost or expense for which they are seeking indemnification in such form and detail as the Fund may reasonably request.

         Section 5.4 Fund's Right to Proceed. Notwithstanding anything to the contrary contained herein, the Fund shall have, at its election upon reasonable notice to the Custodian, the right to enforce, to the extent permitted by any applicable agreement and applicable law, the Custodian's rights against any Subcustodian, Securities System, or other Person for loss, damage or expense caused the Fund by such Subcustodian, Securities System, or other Person, and shall be entitled to enforce the rights of the Custodian with respect to any claim against such Subcustodian, Securities System or other Person, which the Custodian may have as a consequence of any such loss, damage or expense, if and to the extent that the Fund has not been made whole for any such loss or damage. If the Custodian makes the Fund whole for any such loss or damage, the Custodian shall retain the ability to enforce its rights directly against such Subcustodian, Securities System or other Person. Upon the Fund's election to enforce any rights of the Custodian under this Section 5.4, the Fund shall reasonably prosecute all actions and proceedings directly relating to the rights of the Custodian in respect of the loss, damage or expense incurred by the Fund; provided that, so long as the Fund has acknowledged in writing its obligation to indemnify the Custodian under Section 5.3 hereof with respect to such claim, the Fund shall retain the right to settle, compromise and/or terminate any action or proceeding in respect of the loss, damage or expense incurred by the Fund without the Custodian's consent and provided further, that if the Fund has not made an acknowledgment of its obligation to indemnify, the Fund shall not settle, compromise or terminate any such action or proceeding without the written consent of the Custodian, which consent shall not be unreasonably withheld or delayed. The Custodian agrees to cooperate with the Fund and take all actions reasonably requested by the Fund in connection with the Fund's enforcement of any rights of the Custodian. The Fund agrees to reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian on behalf of the Fund in connection with the fulfillment of its obligations under this Section 5.4; provided, however, that such reimbursement shall not apply to expenses occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian.


                            ARTICLE VI - COMPENSATION

         On behalf of each of its Portfolios, the Fund shall compensate the Custodian in an amount, and at such times, as may be agreed upon in writing, from time to time, by the Custodian and the Fund.


                            ARTICLE VII - TERMINATION


         Section 7.1 Termination of Agreement as to the Fund. With respect to the Fund, this Agreement shall continue in full force and effect until the first to occur of: (a) termination by the Custodian by an instrument in writing delivered or mailed to the Fund, such termination to take effect not sooner than ninety (90) days after the date of such delivery; (b) termination by the Fund by an instrument in writing delivered or mailed to the Custodian, such termination to take effect not sooner than ninety (90) days after the date of such delivery; or (c) termination by the Fund by written notice delivered to the Custodian, based upon the Fund's determination that there is a reasonable basis to conclude that the Custodian is insolvent or that the financial condition of the Custodian is deteriorating in any material respect, in which case termination shall take effect upon the Custodian's receipt of such notice or at such later time as the Fund shall designate. In the event of termination pursuant to this Section 7.1 by the Fund, the Fund shall make payment of all accrued fees and unreimbursed expenses within a reasonable time following termination and delivery of a statement to the Fund setting forth such fees and expenses. The Fund shall identify in any notice of termination a successor custodian or custodians to which the cash, securities and other assets of its Portfolios shall, upon termination of this Agreement, be delivered. In the event that no written notice designating a successor custodian shall have been delivered to the Custodian on or before the date when termination of this Agreement shall become effective, the Custodian may deliver to a bank or trust company doing business in the United States of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities and other assets of the Fund's Portfolios held by the Custodian and all instruments held by the Custodian relative thereto and all other property of the

Fund's Portfolios held by the Custodian under this Agreement. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement. In the event that securities and other assets of the Fund's Portfolios remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to appoint a successor custodian, the Custodian shall be entitled to compensation for its services in accordance with the fee schedule most recently in effect, for such period as the Custodian retains possession of such securities and other assets, and the provisions of this Agreement relating to the duties and obligations of the Custodian and the Fund shall remain in full force and effect. In the event of the appointment of a successor custodian, it is agreed that the cash, securities and other property owned by the Fund and held by the Custodian, any Subcustodian or nominee shall be delivered to the successor custodian; and the Custodian agrees to cooperate with the Fund in the execution of documents and performance of other actions necessary or desirable in order to substitute the successor custodian for the Custodian under this Agreement.

         Section 7.2 Termination as to One or More Portfolios. This Agreement may be terminated as to one or more of the Fund's Portfolios (but less than all of its Portfolios) by delivery of an amended Appendix "A" deleting such Portfolios pursuant to Section 9.6(b) hereof, in which case termination as to such deleted Portfolios shall take effect ninety (90) days after the date of such delivery. The execution and delivery of an amended Appendix "A" which deletes one or more Portfolios shall constitute a termination of this Agreement only with respect to such deleted Portfolio(s), shall be governed by the preceding provisions of Section 7.1 as to the identification of a successor custodian and the delivery of cash, securities and other assets of the Portfolio(s) so deleted, and shall not affect the obligations of the Custodian and the Fund hereunder with respect to the other Portfolios set forth in Appendix "A," as amended from time to time.

                          ARTICLE VIII - DEFINED TERMS

         The following terms are defined in the following sections:

Term                                                                  Section
----                                                                  -------
Account......................................................         2.22
ADRs.........................................................         2.6
Authorized Person(s).........................................         3.2
Banking Institution..........................................         2.12(a)
Bank Accounts................................................         2.21
Distribution Account.........................................         2.16
Domestic Subcustodian........................................         4.1
Foreign Subcustodian.........................................         4.2(a)
Fund.........................................................         Preamble
Institutional Client.........................................         2.3
Interim Subcustodian.........................................         4.2(b)
Overdraft....................................................         2.28
Overdraft Notice.............................................         2.28
Person.......................................................         5.1(b)
Portfolio....................................................         Preamble
Procedural Agreement.........................................         2.10
Proper Instructions..........................................         3.1(a)
SEC..........................................................         2.22
Securities System............................................         2.22
Shares.......................................................         2.16
Special Instructions.........................................         3.1(b)
Subcustodian.................................................         Article IV
1940 Act.....................................................         Preamble


                           ARTICLE IX - MISCELLANEOUS

         Section 9.1  Execution of Documents, Etc.

                  (a) Actions by the Fund. Upon request, the Fund shall execute and deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations to the Fund under this Agreement or any applicable subcustodian agreement with respect to the Fund.

                  (b) Actions by Custodian. Upon receipt of Proper Instructions, the Custodian shall execute and deliver to the Fund or to such other parties as the Fund may designate in such

Proper Instructions, all such documents, instruments or agreements as may be reasonable and necessary or desirable in order to effectuate any of the transactions contemplated hereby.

         Section 9.2 Representative Capacity; Nonrecourse Obligations. A COPY OF THE DECLARATION OF TRUST OF THE FUND IS ON FILE WITH THE SECRETARY OF STATE OF MASSACHUSETTS, AND NOTICE IS HEREBY GIVEN THAT THIS AGREEMENT IS NOT EXECUTED ON BEHALF OF THE TRUSTEES OF THE FUND AS INDIVIDUALS, AND THE OBLIGATIONS OF THIS AGREEMENT ARE NOT BINDING UPON ANY OF THE TRUSTEES, OFFICERS, OR SHAREHOLDERS OF THE FUND INDIVIDUALLY, BUT ARE BINDING ONLY UPON THE ASSETS AND PROPERTY OF THE FUND'S PORTFOLIOS. THE CUSTODIAN AGREES THAT NO SHAREHOLDER, TRUSTEE OR OFFICER OF THE FUND MAY BE HELD PERSONALLY LIABLE OR RESPONSIBLE FOR ANY OBLIGATIONS OF THE FUND ARISING OUT OF THIS AGREEMENT.

         Section 9.3 Several Obligations of the Fund and the Portfolios. WITH RESPECT TO ANY OBLIGATIONS OF THE FUND ON BEHALF OF ANY OF ITS PORTFOLIOS ARISING OUT OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE OBLIGATIONS ARISING UNDER SECTIONS 2.28, 5.3, 5.4 and ARTICLE VI HEREOF, THE CUSTODIAN SHALL LOOK FOR PAYMENT OR SATISFACTION OF ANY OBLIGATION SOLELY TO THE ASSETS AND PROPERTY OF THE PORTFOLIO TO WHICH SUCH OBLIGATION RELATES AS THOUGH THE FUND HAD SEPARATELY CONTRACTED WITH THE CUSTODIAN BY SEPARATE WRITTEN INSTRUMENT WITH RESPECT TO EACH OF ITS PORTFOLIOS.

         Section 9.4 Representations and Warranties.

                 (a) Representations and Warranties of the Fund. The Fund hereby represents and warrants that each of the following shall be true, correct and complete at all times during the term of this Agreement: (i) the Fund is duly organized under the laws of its jurisdiction of organization and is registered as an open-end management investment company under the 1940 Act; and
(ii) the execution, delivery and performance by the Fund of this Agreement are
(w) within its power, (x) have been duly authorized by all necessary action, and
(y) will not (A) contribute to or result in a breach of or default under or conflict with any existing law, order, regulation or ruling of any governmental or regulatory agency or authority, or (B) violate any provision of the Fund's corporate charter, Declaration of Trust or bylaws, or any amendment thereof or any provision of its most recent Prospectus or Statement of Additional Information.

                 (b) Representations and Warranties of the Custodian. The Custodian hereby represents and warrants to the Fund that each of the following shall be true, correct and complete at all times during the term of this
Agreement: (i) the Custodian is duly organized under the laws of its jurisdiction of organization and qualifies to act as a custodian to open-end management investment companies under the provisions of the 1940 Act; and (ii) the execution, delivery and